Exhibit 99.1

Reed’s Reports Third Quarter 2022 Results

Norwalk, CT, (November 10, 2022) — Reed’s, Inc. (NASDAQ: REED) (“Reed’s” or the “Company”), owner of the nation’s leading portfolio of handcrafted, natural ginger beverages, is reporting financial results for the three months ended September 30, 2022.

Q3 2022 Financial Highlights (vs. Q3 2021):

●	Net sales were $12.1 million compared to $13.4 million.
●	Gross profit was $2.4 million compared to $3.9 million, with gross margin of 20.1% compared to 28.9%.
●	Operating expenses were reduced to $4.9 million compared to $7.5 million.
●	Operating loss improved to $2.5 million compared to a loss of $3.7 million.
●	Modified EBITDA loss improved to $2.2 million compared to $3.1 million.

Management Commentary

“We continued to navigate a challenging market environment during the third quarter, especially relative to our record net sales reached in Q3 2021,” said Norman E. Snyder, CEO of Reed’s. “Net sales for the quarter were further affected by a delayed shipment of swing-lid bottles that pushed approximately $3.8 million of sales into the fourth quarter, which impacted gross margin as these products are margin accretive. As of today, we have shipped over $3.0 million of these swing-lid bottles and expect to ship the rest before quarter end. Regardless of the delay, we continued to execute on our cost saving initiatives, as reflected by a 35% reduction in operating expenses led by a 27% reduction in shipping and handling costs, resulting in improved modified EBITDA for the quarter. We expect to further reduce costs in the months ahead as we generate additional savings in transportation and product costs.

“Looking forward, we are reducing our net sales and gross margin guidance for the year as a result of lower sales velocities driven by price increases and product mix. However, we continue to expect improving modified EBITDA in 2022 and turning both modified EBITDA and cash flow positive next year as we realize the full benefit of our cost saving and supply chain initiatives.”

Third Quarter 2022 Financial Results

During the third quarter of 2022, net sales were $12.1 million compared to $13.4 million in the prior year. The decrease was primarily driven by a delayed shipment of swing-lid bottles, shifting $3.8 million of net sales from the third quarter to the fourth quarter and increased trade spend.

Gross profit for the third quarter of 2022 was $2.4 million compared to $3.9 million in the same period in 2021. Gross margin was 20.1% compared to 28.9% in the year-ago quarter. The decrease was driven by lower revenue as well as higher promotional spend and sales mix.

Delivery and handling costs were reduced by 27% to $2.2 million during the third quarter of 2022 compared to $3.1 million in the third quarter of 2021. The decrease was primarily driven by a continued reduction in freight rates and fuel costs, as well as improved efficiencies. Delivery and handling costs were 19% of net sales or $3.38 per case, compared to 23% of net sales or $3.89 per case during the same period last year.

Selling and marketing costs were reduced by 54% to $1.2 million during the third quarter of 2022 compared to $2.6 million in the year-ago quarter. As a percentage of net sales, selling and marketing costs were reduced to 10% compared to 20%.

General and administrative expenses were reduced by 21% to $1.4 million compared to $1.8 million in the third quarter of 2021. As a percentage of net sales, general and administrative costs were reduced to 12% compared to 13%.

Operating loss during the third quarter of 2022 improved to $2.5 million or $(0.03) per share, compared to $3.7 million or $(0.04) per share in the third quarter of 2021, reflecting our lowest operating loss since Q3 2020.

Modified EBITDA loss improved to $2.2 million in the third quarter of 2022 compared to a loss of $3.1 million in the third quarter of 2021. Q3 Modified EBITDA loss of $2.2 million was an improvement of 43% versus Q1 and a 50% sequential improvement from Q2.

Liquidity and Cash Flow

For the third quarter of 2022, the Company used approximately $177,000 of cash in operating activities compared to $5.0 million of cash used for the same period in 2021. The improvement is driven by strong cash collections and a reduction in inventory.

As of September 30, 2022, the Company had approximately $25,000 of cash and $21.7 million of total debt net of capitalized financing fees. The Company also had $3.5 of additional borrowing capacity on its revolving line of credit. The lower cash balance is a function of timing. As of October 31, 2022, the Company had approximately $253,000 of cash.

FY 2022 Financial Guidance and Outlook

Reed’s expects 2022 net sales to range between approximately $56-59 million, reflecting growth of approximately 13-19% from 2021. The Company also expects gross margin in 2022 to be approximately 25% compared to 27.4% in 2021.

Management remains committed to executing on cost savings initiatives to further reduce production and shipping costs, including prioritizing direct shipments, reducing raw material costs of cans and bottles, revisiting third-party logistics agreements, and optimizing distribution centers. These cost saving initiatives are calculated to result in improved modified EBITDA in fiscal 2022, with the Company turning modified EBITDA and cash flow positive in 2023.

Conference Call

The Company will conduct a conference call today, November 10, 2022, at 5:00 p.m. Eastern time to discuss its results for the third quarter ended September 30, 2022.

Reed’s management will host the conference call, followed by a question-and-answer period.

Date: Thursday, November 10, 2022

Time: 5:00 p.m. Eastern time

Toll-free dial-in number: (800) 239-9838

International dial-in number: (646) 828-8193

Conference ID: 5915539

Webcast: Reed’s Q3 2022 Conference Call

Please dial into the conference call 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the company’s investor relations team at (720) 330-2829.

The conference call will also be broadcast live and available for replay on the investor relations section of the Company’s website at https://investor.reedsinc.com.

About Reed’s, Inc.

Reed’s is an innovative company and category leader that provides the world with high quality, premium and naturally bold™ better-for-you beverages. Established in 1989, Reed’s is a leader in craft beverages under the Reed’s®, Virgil’s® and Flying Cauldron® brand names. The Company’s beverages are now sold in over 45,000 stores nationwide.

Reed’s is known as America’s #1 name in natural, ginger-based beverages. Crafted using real ginger and premium ingredients, the Reed’s portfolio includes ginger beers, ginger ales, ready-to-drink ginger mules, hard ginger ale, ginger shots, and ginger candies. The brand has recently successfully expanded into the zero-sugar segment with its proprietary, natural sweetener system.

Virgil’s® is an award-winning line of craft sodas, made with the finest natural ingredients and without GMOs or artificial preservatives. The brand offers an array of great tasting, bold flavored sodas including Root Beer, Vanilla Cream, Black Cherry, Orange Cream, and more. These flavors are also available in nine zero sugar varieties which are naturally sweetened and certified ketogenic.

Flying Cauldron® is a non-alcoholic butterscotch beer prized for its creamy vanilla and butterscotch flavors. Sought after by beverage aficionados, Flying Cauldron is made with natural ingredients and no artificial flavors, sweeteners, preservatives, gluten, caffeine, or GMOs.

For more information, visit drinkreeds.com, virgils.com and flyingcauldron.com.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are typically identified by terms such as “estimate,” “expect,” “forecast,” “guidance,” “intend,” “calculated,” “likely,” “financial outlook,” “plan, “potential,” “predict,” “probable,” “project,” “seek,” “should,” “will,” and similar expressions. These forward-looking statements are based on current expectations and include our, management’s expectations and guidance for fiscal year 2022 under the heading “FY 2022 Financial Guidance and Outlook”. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties, and assumptions, many of which involve factors or circumstances that are beyond our control. Reed’s 2022 guidance reflects year-to-date and expected future business trends and includes impacts of COVID-19 on the supply chain and logistics as of the date hereof. New supply chain challenges that may develop and further potential inflation cannot be reasonably estimated and are not factored into current fiscal 2022 guidance. These risks could materially impact our ability to access raw materials, production, transportation and/or other logistics needs.

Financial guidance should not be viewed as a substitute for full financial statements prepared in accordance with GAAP.

If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, Reed’s actual results could differ materially from the results expressed or implied by the forward-looking statements we make, including our ability to achieve our targets for the fiscal year ending December 31, 2022. The risks and uncertainties referred to above include, but are not limited to: risks associated with current economic uncertainties tied to the COVID-19 pandemic, including but not limited to its effect on customer demand for the our products and services and the impact of potential delays in supply of product inputs and customer payments; risks associated with new product releases; the impacts of further inflation; risks that customer demand may fluctuate or decrease; risks that we are unable to collect unbilled contractual commitments, particularly in the current economic environment; our ability to compete successfully and manage growth; our significant debt obligations; our ability to develop and expand strategic and third party distribution channels; our dependence on third party suppliers, brewers and distributors risks related to our international operations; our ability to continue to innovate; our strategy of making investments in sales to drive growth; increasing costs of fuel and freight, protection of intellectual property; competition; general political or destabilizing events, including the war in Ukraine, conflict or acts of terrorism; the effect of evolving domestic and foreign government regulations, including those addressing data privacy and cross-border data transfers; and other risks detailed from time to time in Reed’s public filings, including Reed’s annual report on Form 10-K filed on April 15, 2022 and subsequent reports filed with the Securities and Exchange Commission, including Reed’s Quarterly Report on Form 10-Q expected to be filed on or about November 11, 2022, which are available on the Securities and Exchange Commission’s web site at www.sec.gov. These forward-looking statements are based on current expectations and speak only as of the date hereof. Reed’s assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Investor Relations Contact

Sean Mansouri, CFA

Elevate IR

ir@reedsinc.com

(720) 330-2829

REED’S, INC.

CONDENSED BALANCE SHEETS

(Amounts in thousands, except share amounts)

	September 30,	December 31,
	2022	2021
	(Unaudited)
ASSETS
Current assets:
Cash	$25	$49
Accounts receivable, net of allowance of $63 and $215, respectively	6,008	5,183
Inventory	19,916	17,049
Receivable from related party	1,502	933
Prepaid expenses and other current assets	1,394	1,491
Total current assets	28,845	24,705

Property and equipment, net of accumulated depreciation of $727 and $561, respectively	826	992
Intangible assets	626	624
Total assets	$30,297	$26,321

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,575	$10,434
Accrued expenses	228	286
Revolving line of credit, net of capitalized financing costs of $403 and $0, respectively	9,103	10,229
Payable to related party	1,811	614
Current portion of convertible notes payable, net of debt discount of $492 and $0, respectively	4,414	-
Current portion of lease liabilities	180	161
Total current liabilities	25,311	21,724
Convertible note payable, net of debt discount of $666 and $0, respectively, less current portion	8,165
Lease liabilities, less current portion	257	394
Total liabilities	33,733	22,118

Stockholders’ equity (deficit):
Series A Convertible Preferred stock, $10 par value, 500,000 shares authorized, 9,411 shares issued and outstanding	94	94
Common stock, $.0001 par value, 180,000,000 shares authorized; 112,752,750 and 93,733,975 shares issued and outstanding, respectively	11	9
Additional paid in capital	112,889	107,237
Accumulated deficit	(116,430)	(103,137)
Total stockholders’ equity (deficit)	(3,436)	4,203
Total liabilities and stockholders’ equity (deficit)	$30,297	$26,321

REED’S, INC.

CONDENSED STATEMENTS OF OPERATIONS

For the Three and Nine Months Ended September 30, 2022 and 2021

(Unaudited)

(Amounts in thousands, except share and per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net Sales	$12,094	$13,402	$38,001	$36,818
Cost of goods sold	9,659	9,530	29,335	25,824
Gross profit	2,435	3,872	8,666	10,994

Operating expenses:
Delivery and handling expense	2,249	3,093	8,893	8,888
Selling and marketing expense	1,220	2,644	5,623	7,493
General and administrative expense	1,420	1,788	5,319	6,227
Total operating expenses	4,889	7,525	19,835	22,608

Loss from operations	(2,454)	(3,653)	(11,169)	(11,614)

Interest expense	(777)	(234)	(2,119)	(692)
Gain on extinguishment of PPP note payable	-	-	-	770

Net loss	(3,231)	(3,887)	(13,288)	(11,536)

Dividends on Series A Convertible Preferred Stock	-	-	(5)	(5)

Net Loss Attributable to Common Stockholders	$(3,231)	$(3,887)	$(13,293)	$(11,541)

Loss per share – basic and diluted	$(0.03)	$(0.04)	$(0.13)	$(0.13)

Weighted average number of shares outstanding – basic and diluted	112,717,818	93,644,935	101,525,154	90,400,832

REED’S, INC.

CONDENSED STATEMENTS OF CASH FLOWS

For the Nine Months Ended September 30, 2022 and 2021

(Unaudited)

(Amounts in thousands)

	September 30,	September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(13,288)	$(11,536)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	79	106
Gain on termination of leases	-	(2)
Gain on extinguishment of PPP note payable	-	(770)
Amortization of debt discount	307	162
Amortization of prepaid financing costs	431	147
Fair value of vested options	448	1,264
Fair value of vested restricted shares granted to officers	137	234
Common shares issued as financing costs	37	-
Change in allowance for doubtful accounts	(152)	(95)
Inventory write-downs	35	(64)
Accrued interest on convertible note	386	-
Changes in operating assets and liabilities:
Accounts receivable	(673)	(2,132)
Inventory	(2,901)	(4,332)
Prepaid expenses and other assets	(399)	(491)
Decrease in right of use assets	86	74
Accounts payable	(860)	2,126
Accrued expenses	(62)	82
Lease liability	(118)	(78)
Net cash used in operating activities	(16,507)	(15,305)
Cash flows from investing activities:
Trademark costs	(2)	(6)
Purchase of property and equipment	-	(95)
Net cash used in investing activities	(2)	(101)
Cash flows from financing activities:
Proceeds from line of credit	40,576	49,940
Payments on line of credit	(41,299)	(41,685)
Payment of debt issuance costs	(483)	-
Proceeds from sale of common stock	5,034	7,327
Proceeds from convertible note payable, net of expenses	12,430	-
Repayment of convertible notes payable	(400)
Amounts from related party, net	629	155
Payments on capital lease obligation	-	(2)
Proceeds from exercise of options	-	32
Repurchase of common stock	(2)	(15)
Net cash provided by financing activities	16,485	15,752

Net increase (decrease) in cash	(24)	346
Cash at beginning of period	49	595
Cash at end of period	$25	$941

Supplemental disclosures of cash flow information:
Cash paid for interest	$1,051	$258
Non -cash investing and financing activities
Dividends on Series A Convertible Preferred Stock	$5	$5